Exhibit 10.27

6-1162-JCM-500

United Air Lines, Inc.
Executive Offices
P. O. Box 66100
Chicago, IL 60666-0100


Subject:        Letter Agreement No. 6-1162-JCM-500 to
                Purchase Agreement No. 1663 -
                Buyer Participation in Model 777/PW4077
                1000 Cycle Flight Validation Program


Gentlemen:

Reference is made to Purchase Agreement No. 1663 dated as of December 18, 1990 (the Purchase Agreement) between The Boeing Company (Boeing) and United Air
Lines, Inc. (Buyer) relating to the sale by Boeing and the purchase by Buyer of thirty-four (34) Model 777-222 aircraft (hereinafter referred to generally as the Aircraft).

Reference is also made to Letter Agreement 6-1162-DLJ-
935 to Purchase Agreement No. 1663 (entitled "Early
Approval of One Hundred Eighty (180) Minutes Extended
Range Operations with Two-Engine Aircraft").

This Letter Agreement will become part of the Purchase
Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meanings as in the Purchase Agreement.

1.   Early ETOPS Approval Plan and Memo of
     Understanding

     1.1  Early-ETOPS Approval Plan

In order to support Buyer's Early-ETOPS Operational
Approval Program for 180-minute ETOPS with the
Aircraft, Boeing and Buyer have jointly developed the United Airlines 777-222 Early-ETOPS Operational
Approval Program (Document D044W002-2, Volume 2, the
"Plan") that includes operations and activities necessary for Buyer to obtain Operator Approval from the Federal Aviation Administration to conduct Extended
Range Operations (as such terms are defined in Letter
Agreement No. 6-1162-DLJ-935). For avoidance of doubt, the November 30, 1993 revision of the Plan has been approved by the Federal Aviation Administration and is the baseline for this agreement.

     1.2  Memorandum of Understanding

The Memorandum of Understanding (the "MOU") dated
February 14, 1991, Attachment A hereto, describes how
Boeing and Buyer intend to work together, and outlines the cooperation between Buyer, Boeing, Pratt & Whitney and Garrett Auxiliary Power Division (Garrett), required to support the design objective and to support
Buyer's application for Operator Approval to conduct
Extended Range Operations with the Aircraft.

     1.3  Precedence of Purchase Agreement

Nothing in the MOU or the Plan shall be deemed to amend or otherwise modify the provisions of the Purchase
Agreement, except as specifically provided in this Letter Agreement.

     1.4  Non-Exclusivity of MOU and the Plan

Neither, the MOU, nor the Plan, nor this Letter
Agreement, are intended to prevent other airlines from participating in similar activities to support their efforts to obtain Early-ETOPS approval.


2.   1000 Cycle Flight Validation Program

     2.1  The 1000-CVP is designed to expose the
Model 777 and its systems to environmental conditions and in-flight variables that are likely to occur in the first one to two years of airline operations. The 1000-
CVP is also designed to accomplish those tasks necessary to support Boeing's application to the Federal Aviation Administration for One-Hundred-Eighty
(180) Minute ETOPS Type Design Approval (the "TDA").
During the latter part of the 1000-CVP, Buyer may participate in the maintenance, operation and servicing of the airplane, as contemplated in the MOU; regulatory authority representatives may also participate in the 1000-CVP.

Buyer's participation in the 1000-CVP is described in
Part 5 of the Plan and has been entitled by Buyer as Early ETOPS Validation and Integration Program (the
"EEVIP"). Part 5 of the Plan is attached hereto as Attachment B.

The Plan contemplates 1000-CVP Type operations on
Buyer's route network during Buyer's participation in the 1000-CVP; the presently contemplated schedule of such operations consists of a minimum of ninety (90)
flight sectors to be operated from April 3, 1995 through May 2, 1995. These ninety (90) flight sectors will be preceded by approximately eight-hundred-ten
(810) flight sectors conducted primarily by Boeing, and succeeded by the balance of the one-thousand (1000) cycles, approximately one-hundred (100) flight sectors, again conducted primarily by Boeing.

The route network for the EEVIP is currently contemplated to be limited to Dulles (IAD), Denver
(DIA), Los Angeles (LAX), Miami (MIA), and Honolulu
(HNL). The EEVIP schedule is set forth in Section 5.3 of Part 5 of the November 30th, 1993 revision of the Plan and is attached hereto as Attachment C (the
"Schedule").

          2.1.1 Buyer agrees that it will exert its best reasonable efforts during the EEVIP to accomplish the primary objective of the Plan, TDA. At a minimum, Buyer agrees to accomplish the following conditions, to the exclusion of other objectives, unless such conditions are otherwise modified by Boeing:

          (a)   All flight cycles shall include a
                minimum of ten minutes at cruise; and
          (b)   Ninety or more of the flight cycles
                shall include cruise segments of two or
                more hours; and
          (c)   Nine or more of such ninety or more
                flight cycles shall include cruise
                segments of nine or more hours; and
          (d)   The target altitudes of the EEVIP
                flight cycles shall be greater than
                35,000 feet in order to satisfy TDA
                requirements; and
          (e)   All flight cycles must include a
                complete shutdown of both engines for a
                minimum of five minutes prior to
                initiation of the next flight cycle;
                and
          (f)   All other requirements contemplated in
                the Plan appropriate for completion
                during the EEVIP.

     2.2  Certain terms and conditions related to
Buyer's participation in the 1000-CVP which have been negotiated between Buyer and Boeing are documented in this Letter Agreement, as contemplated on page 3 in Letter Agreement 6-1162-DLJ-935.

     2.3  Ownership and Control of 1000-CVP Aircraft

                2.3.1  Operation of the 1000-CVP Aircraft

During the 1000-CVP, including during the EEVIP, the ownership and control of the Aircraft used in the 1000-
CVP (the "1000-CVP Aircraft") at all times will remain with Boeing. During all 1000-CVP flights the final authority and responsibility for the 1000-CVP Aircraft at all times will remain with the Boeing pilot who will occupy one of the two pilots' seats; during Buyer's
1000-CVP participation the second seat may be occupied by a Buyer pilot or, when required, by a regulatory authority pilot/observer. Regulatory authority pilots and observers will have priority over Buyer's pilots and/or Buyer's observers. No revenue passengers or cargo will be carried on the 1000-CVP Aircraft, and Boeing may, to the extent that it reasonably deems necessary, limit or control (i) access to the 1000-CVP
Aircraft on the ground and (ii) the carriage of participants, passengers or cargo on 1000-CVP Aircraft flights; for avoidance of doubt, Boeing and Buyer contemplate that only personnel engaged in performing the 1000-CVP will normally be carried on 1000-CVP
Aircraft flights.

                2.3.1.1  During the non-EEVIP portion
of the 1000-CVP, flight operations will be conducted in accordance with Boeing's procedures. Buyer's documentation (MMEL, DDG, Flight Manual, etc.) may be used during this portion, but Boeing's procedures will be utilized for the non-EEVIP portion of the 1000-CVP
Aircraft release and operation.

                2.3.1.2  Flight operations during the
EEVIP will be conducted in accordance with Buyer's procedures. Should the Boeing Pilot-in-Command request a deviation from Buyer's flight operation procedures, such request will be honored.

                2.3.1.3 Buyer's Participation During The 1000-CVP

Buyer's participation during the EEVIP portion of the 1000-CVP, subject to the conditions stated in the previous paragraph, will be fully accommodated. Boeing recognizes that Buyer wishes to conduct certain evaluations during the non-EEVIP portion of the 1000-
CVP and that access to the 1000-CVP Aircraft is essential for those evaluations. Boeing agrees that Buyer may participate in the non-EEVIP portion of the 1000-CVP, subject to the following conditions:

                (i)      Buyer will submit to Boeing a
list of personnel, each identified for a specific evaluation. Participation on any particular flight will be limited to those personnel identified as linked to an evaluation scheduled to be conducted on that flight.

                (ii)     The personnel identified in
(i) above will be required to attend a one-time class conducted by Boeing Flight test familiarizing the personnel with Boeing Flight Procedures, Test Conduct and Protocol.

                (iii)    Buyer's personnel will be
expected to rigorously adhere to the procedures identified in (ii) above. All actions by Buyer's personnel on board the 1000-CVP Aircraft must be coordinated with the Boeing Test Director prior to the Test Flight, and be part of an approved Test Plan.

                (iv)     All evaluations contemplated
by Buyer during the non-EEVIP portion of the 1000-CVP will be on a non-interference basis; in the case of any conflict between Buyer's evaluation and the objectives of the 1000-CVP, the 1000-CVP objectives will have precedence.

                2.3.1.4 Participation Limited to Essential Personnel

The 1000-CVP Aircraft will be operated under an FAA
Experimental Category Airworthiness Certificate.  FAA
Order 8130.2, Paragraph 139 b (13) states that "No person may be carried in this aircraft during flight unless that person is required for that flight."
Specific purposes mentioned in the order include:
Research and Development, Showing Compliance With
Reulations, and Crew Training.

Buyer agrees that all of Buyer's personnel will meet the requirements as stated above. This condition applies to the entire 1000-CVP, including the EEVIP.
The final determination of whether an individual meets the criteria of "Essential Personnel", as defined above, will be left to the discretion of the Pilot-in-
Command.

          2.3.2 Maintenance of the 1000-CVP Aircraft

          2.3.2.1  Responsibility

It is contemplated in the Plan that Buyer's maintenance crews will observe during the non-EEVIP portion of the 1000-CVP and will conduct all maintenance during the EEVIP. It is anticipated that, during the EEVIP, Buyer's mechanics will primarily utilize Buyer's
Maintenance Manuals and other documents. When Buyer's maintenance crews participate in the 1000-CVP, they shall work in conjunction with, and under the supervision of, Boeing crews.

          2.3.2.2  Tooling and Maintenance Procedures Checkout

Boeing intends to perform validation checks of various items of Ground Support Equipment ("GSE") tools and maintenance procedures. Buyer's mechanics may observe these validations. If Buyer chooses to perform its own tooling or maintenance procedure validations, they must be accomplished during the EEVIP, not to interfere with the TDA Schedule.

          2.3.2.3  Records

During the non-EEVIP portion of the 1000-CVP, Boeing mechanics will perform all maintenance activity on the 1000-CVP Aircraft and will use standard Boeing forms and records. During the EEVIP portion of the 1000-CVP, Buyer's mechanics may utilize Buyer's records and forms for such maintenance; however, Boeing will maintain a separate record on Boeing's standard form to record that such work was accomplished. Only Boeing records will be the official documentation of the 1000-CVP
Aircraft in support of TDA.

          2.3.2.4  Oversight

During the EEVIP portion of the 1000-CVP, Boeing reserves the right to require Buyer's mechanics to utilize Boeing procedures if, in Boeing's sole opinion, an unsafe or inappropriate action is contemplated.

          2.3.2.5  Engine Change

To satisfy TDA requirements, verify engine change tooling (specifically the Boeing-designed bootstrap), and to afford Buyer's mechanics the opportunity to develop experience, it is agreed that an engine change will be scheduled. Such engine change will be performed by Buyer's mechanics under the supervision of Boeing personnel.

          2.3.2.5.1  Location and Date

Boeing and Buyer agree that the engine will be changed at Denver International Airport (DIA) on or about April
24th, 1995.


          2.3.2.5.2  Spare Engine Title and Ownership

The spare engine (plus QEC) installed on or about April
24th, 1995 on the 1000-CVP Aircraft will be owned and provided by Boeing. This engine will be delivered by Boeing to DIA on April 10th, 1995. The engine that is removed will be returned to Seattle by Boeing to be held in reserve as a Spare. Subsequent to the 777
Flight Test Program, the engine will be refurbed and installed on a production Aircraft.

          2.3.2.5.3  Spare Engine Cradle

To accommodate the engine coming off the 1000-CVP
Aircraft, Buyer will provide a suitable spare engine cradle.

          2.3.2.6  Fueling

Boeing agrees to use Buyer's guidelines for fueling the 1000-CVP Aircraft. If, however, a condition exists that, in Boeing's sole opinion, jeopardizes the 1000-
CVP Aircraft or the safety of individuals, Boeing reserves the right to limit such use, or revert to Boeing standard fueling procedures.

          2.3.3  Numerous details of the roles and
responsibilities ascribed to Boeing and Buyer during the 1000-CVP have been gathered in Boeing Document
D044W003, "1000-Cycle 'Airline Type' Maintenance and
Operating Procedures - Agreement". Revision A of this document, dated December 22, 1993, together with Buyer's approval of Appendix I, constitute the agreed
Operating Procedures for the 1000-CVP. In the event of conflict between this Letter Agreement and Document
D044W003, this Letter Agreement shall take precedence.


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5.   Realization of Additional Objectives During 1000-CVP

          5.1  Primary Objective

Boeing and Buyer agree that the primary objectives of the 1000-CVP are to ensure the delivery of ETOPS capable and service-ready Model 777 aircraft to Buyer, and to demonstrate the reliability of PW4000-powered
Model 777 aircraft in support of applications by Boeing for ETOPS Type Design Approval and Reliability
Determination. Other objectives are secondary, and will be pursued during the 1000-CVP (including the EEVIP) solely under conditions which in Boeing's reasonable judgment meet the following criteria (the
"1000-CVP Inclusion Criteria"): the pursuit of a secondary objective will not: (i) interfere with nor jeopardize such primary objectives of the 1000-CVP, nor
(ii) lengthen the 1000-CVP nor (iii) otherwise significantly increase the cost of the 1000-CVP
(including the EEVIP).

          5.2   Boeing recognizes that if the Federal
Aviation Administration imposes additional requirements on Buyer to obtain Operator Approval to conduct Extended Range Operations with the Aircraft, and such additional requirements are not the fault of Boeing, Buyer may desire to revise the 1000-CVP. Boeing will work with Buyer to satisfy such additional requirements during the 1000-CVP, subject to agreement of the Parties to modify, if necessary, the 1000-CVP Inclusion
Criteria set forth above.


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     5.3  Boeing recognizes that Buyer presently
desires to gain cabin service experience during the EEVIP with some of the BFE cabin systems identified in paragraph 3.2.3 above. Boeing will work with Buyer to satisfy this secondary objective during the 1000-CVP, subject to the 1000-CVP Inclusion Criteria set forth above. To gain such experience Buyer desires that cabin crew personnel, and possibly other personnel, of Buyer participate in some EEVIP flights by simulating passenger service. However, Buyer recognizes that the airworthiness certification under which the
CVP-Aircraft operates during the 1000-CVP and the insurance coverage in effect during the 1000-CVP may restrict the number of personnel permitted on 1000-CVP flights or otherwise limit the cabin service experience which can be obtained during the 1000-CVP, including the EEVIP.


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     5.4  During the 1000-CVP Boeing and Buyer each may
desire to conduct sales, marketing and public relations activity involving the 1000-CVP and the 1000-CVP Aircraft. Boeing and Buyer will work together to satisfy such secondary objectives during the 1000-CVP, subject to the 1000-CVP Inclusion Criteria set forth above.


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During sales, marketing and public relations activity
involving the 1000-CVP and the 1000-CVP Aircraft, Boeing and Buyer agree to maintain the confidentiality of each other's information in accordance with paragraph 8.2 below.


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6.   Contingencies

     6.1  Aircraft Certification During 1000-CVP

The 1000-CVP, and particularly the EEVIP, as contemplated in the Plan assume that Boeing will succeed in making practicable arrangements for airworthiness certification of the 1000-CVP Aircraft during the 1000-CVP (including the EEVIP) and to otherwise comply with all applicable laws and regulations. ("Practicable arrangements" are defined as being within the context of our ongoing dialogue with the FAA, including the normal procedures for applying for, and obtaining, either an experimental or type certificate.) Boeing agrees to make reasonable and timely efforts to arrange for conduct of the 1000-
CVP under an experimental airworthiness certificate or make other practicable arrangements for airworthiness certification of the 1000-CVP Aircraft and to otherwise comply with all applicable laws and regulations. In the event that Boeing can not make practicable arrangements, Boeing and Buyer shall mutually agree to revisions to the 1000-CVP (including the EEVIP) to facilitate practicable arrangements for airworthiness certification of the 1000-CVP Aircraft. If Boeing and Buyer can not agree on such revisions, or if regardless of such revisions, Boeing cannot make practicable arrangements for airworthiness certification of the 1000-CVP Aircraft and otherwise comply with all applicable laws and regulations, Boeing may in its reasonable discretion, and only to the extent reasonably necessary, cancel part or all of the 1000-
CVP.

     6.2  Collective Bargaining Agreements

The 1000-CVP, and particularly the participation of Buyer's maintenance personnel in the 1000-CVP, as contemplated in the Plan, assume that Boeing will succeed in making practicable arrangements under its collective bargaining agreements to facilitate the 1000-
CVP. In the event that Boeing can not make practicable arrangements, Boeing and Buyer will mutually agree to revisions to the 1000-CVP to conform to Boeing's collective bargaining agreements. If Boeing and Buyer can not agree on such revisions, or if regardless of such revisions, Boeing can not make practicable arrangements for the 1000-CVP under its collective bargaining agreements, Boeing may in its reasonable discretion restrict the participation of Buyer's maintenance personnel to the EEVIP, or, only to the extent reasonably necessary, cancel part or all of the 1000-CVP.

Should Buyer fail to make practicable arrangements with Buyer's collective bargaining groups, Buyer may request, and Boeing shall agree to, a revision to the 1000-CVP to the extent reasonably necessary, without in any way violating the provisions of Paragraph 5.1 herein.


7.   Applicability of Purchase Agreement Provisions

Boeing and Buyer specifically agree that the 1000-CVP shall be flight test activity authorized under the Purchase Agreement, and that particular provisions of the Purchase Agreement are applicable to 1000-CVP occurrences, including, but not limited to, Paragraphs
7.1 through 7.5.

     7.1  Excusable Delay

Boeing and Buyer reaffirm that any delay resulting from any of the causes specified in Article 6.1 of the Purchase Agreement which occurs during the 1000-CVP, and which otherwise would be an Excusable Delay, shall be an Excusable Delay; and that the termination provisions in Articles 6.2 through 6.6 shall apply to the 1000-CVP Aircraft.

     7.2  Authorized Use of Aircraft

Boeing and Buyer reaffirm that the use of an Aircraft as the 1000-CVP Aircraft is authorized under Article
9.3 of the Purchase Agreement, subject to the provisions of Letter Agreement No. 6-1162-DLJ-955, including but not limited to paragraph 1 ("Test
Aircraft Refurbishment") and paragraph 5
("Accomplishment of "C" Check") thereof.


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8.   Confidentiality

     8.1  In accordance with Letter Agreement No. 6-
1162-DLJ-832, the terms and conditions of this Letter
Agreement are and will remain strictly confidential between Boeing and Buyer and will not under any circumstances be disclosed by either party to any third party (except, as reasonably necessary, to its respective employees and professional advisers, and to Boeing's insurers in connection with the insurance described in paragraph 7.3 above and to the Federal
Aviation Administration) without the prior written consent of the other party, such consent not to be unreasonably withheld.

     8.2 Boeing and Buyer recognize that the Model 777 development program, the "Working Together" partnership, and the 1000-CVP are unique and unprecedented activities. Boeing and Buyer agree to work with each other in good faith to maintain the confidentiality of the other party's drawings, specifications, models and other information related to the 777 development (including development of 777 procedures, documentation and computer systems) which has not otherwise entered the public domain through authorized disclosure by the party with proprietary rights to such information.

          8.2.1 The obligation of confidentiality set forth in 8.2 above shall not apply to information which:

                (a) is independently known to Boeing or
Buyer at the time of the transfer, as evidenced by Boeing or Buyer's written records; or

                (b) becomes known to the receiving
party prior to such use or disclosure without similar restrictions from an independent source having the right to convey it; or

                (c) is independently developed by the
receiving party.

          8.2.2  Boeing Flight Test Data

During the CVP Buyer shall incidentally have access to Boeing flight test data recorded during the CVP operations, and Boeing shall have access to data recorded by Buyer's Aircraft Maintenance Information
System ("AMIS"). Boeing deems all flight test data to be extremely sensitive and highly proprietary to Boeing. Buyer considers all information received by Boeing with respect to AMIS to be extremely sensitive and highly proprietary to Buyer Accordingly, Buyer agrees to keep flight test data, obtained by Buyer from the 1000-CVP Aircraft's Quick Access Recorder (QAR), or
AMIS, or otherwise during the CVP, and Boeing agrees to keep information received by Boeing with respect to AMIS in confidence, and disclose it only in accordance with the provisions of paragraph 8.1 above

The provisions set forth in this paragraph 8 relate only to confidential information made available as a result of the 1000 CVP and do not supercede the provisions of Part D Technical Data and Documents of
Exhibit C to the Purchase Agreement.

          8.2.3  Buyer's Interior Configuration

Buyer's Model 777 interior configuration and installations are commercial, confidential information that could be deemed of value to its competitors.
Boeing will accordingly restrict access to the 1000-CVP
Aircraft by third parties unless Buyer otherwise gives
Boeing its permission.

          8.2.4  The Plan

For avoidance of doubt, Boeing and Buyer agree that the Plan itself has been and will continue to be disclosed to other parties, including regulatory agencies and other prospective 777 operators, and that the actual performance of the 1000-CVP will be open to observation by such parties as may be mutually agreed by Boeing and Buyer.


If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY


By /s/ Joseph Mc Aleer

Its Attorney-in-Fact


ACCEPTED AND AGREED TO as of
the 9th day of December, 1994.

UNITED AIR LINES, INC.


By /s/ D. Hacker

Its Senior Vice President - Finance